Bontan Corporation Inc. 47 Avenue Road, Suite 200 Toronto, Ontario, Canada M5R 2G3 T: 416-929-1806 F: 416-361-6228 W: www.bontancorporation.com

          Warrant Certificate No._________

No. of Warrants : _________

Void After 5:00 p.m. (Toronto time) on   5TH APRIL, 2008

WARRANT CERTIFICATE

FOR THE PURCHASE OF COMMON SHARES OF

BONTAN CORPORATION INC.

THIS IS TO CERTIFY THAT, for value received, __________________(the "Warrant Holder") shall have the right to purchase from BONTAN CORPORATION INC. (the "BONTAN"), upon and subject to the terms and conditions hereinafter stated in this certificate (the "Warrant Certificate") one fully paid and non-assessable common share of BONTAN for each one (1) warrant specified above under "No. of Warrants" at the price of $0.35 US Funds per common share in lawful money of the United States until 5:00 p.m. Toronto time on                                 5TH APRIL, 2008.

The right to purchase common shares of BONTAN may only be exercised by the Warrant Holder within the time hereinbefore set out by: (a) duly completing and executing the subscription form attached hereto, in the manner therein indicated; (b) surrendering this Warrant Certificate to BONTAN at 47 Avenue Road, Suite 200, Toronto, Ontario M5R 2G3; and (c) paying the appropriate purchase price for the common shares of BONTAN subscribed for by a wire transfer to the following account of BONTAN.

Bontan Corporation  Inc.

Bank of Montreal, Main Branch Toronto, First Canadian Place, Toronto ON M5X 1A3 Canada

Account # 4658-156, bank code 001, Branch code 00022

Bank Phone # 416-867-5050

Or by a certified cheque to be delivered to the BONTAN’s corporate office at 47 Avenue Road, Suite 200, Toronto, Ontario M5R 2G3, Canada.

Upon surrender and payment, BONTAN will issue to the Warrant Holder the number of common shares subscribed for. Within five business days of surrender and payment BONTAN will mail to the Warrant Holder a certificate evidencing the common shares subscribed for. If the Warrant Holder subscribes for a lesser number of common shares than the number of shares permitted by this Warrant Certificate, BONTAN shall forthwith cause to be delivered to the Warrant Holder a further warrant certificate in respect of the common shares referred to in this Warrant Certificate but not subscribed for.

Save and except in the case of the issuance of additional shares of BONTAN for consideration, if the issued and outstanding shares of BONTAN are changed by a subdivision, consolidation, reduction in capital or by any other capital reorganization or reclassification of the capital stock of BONTAN, or consolidation or merger of BONTAN with another corporation shall be effected, then, the warrants herein shall be adjusted and lawful and adequate provision shall be made whereby the Warrant Holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this warrant certificate and in lieu of the shares of BONTAN immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the warrants represented hereby had such reorganization, reclassification, consolidation or merger not taken place, and in any such case appropriate provision shall be made with respect to the rights and interest of the Warrant Holder to the end that the provisions hereof (including without limitation provisions for adjustments of the exercise price of the warrants herein and of the number of shares purchasable upon conversion of the warrants herein) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of the warrants herein.

THE WARRANTS AND THE SECURITIES UNDERLYING THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD, EXERCISED OR OTHERWISE TRANSFERRED ONLY (A) TO BONTAN CORPORATION INC. (THE “CORPORATION”) (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, (C) IN COMPLIANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION BUT WHICH MAY BE CONDITIONAL ON DELIVERY OF A LEGAL OPINION IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE WARRANT OR COMMON SHARES ISSUABLE ON EXERCISE THEREOF IN THE PROVINCE OF ONTARIO BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE CLOSING DATE.

THE WARRANT HOLDER, BY ACCEPTANCE OF THIS WARRANT CERTIFICATE, AGREES TIIAT THE WARRANTS REPRESENTED HEREBY AND ANY SHARES ACQUIRED PURSUANT TO THIS WARRANT CERTIFICATE ARE NOT  TO BE SOLD BY THE HOLDER THEREOF, EXCEPT IN ACCORDANCE   WITH THE PROVISIONS OF THE SECURITIES  LEGISLATION OF THE JURISDICTION IN WHICH SUCH TRANSFER OR SALE TAKES PLACE.  All securities issued upon the exercise this warrant shall bear the legends set forth in this Warrant Certificate.  The holding of this Warrant Certificate will not entitle the Warrant Holder to any right or interest as a shareholder of BONTAN.

IN WITNESS WHEREOF, BONTAN has caused this Warrant Certificate to be issued as of the ___________, 2006 .

BONTAN CORPORATION INC.

Per: ____________________________

               Kam Shah, CEO

SUBSCRIPTION FORM

TO:

   BONTAN CORPORATION INC.

47 Avenue Road, Suite 200

Toronto, Ontario

M5R 2G3

Dear Sirs:

The undersigned hereby exercises the right to purchase and hereby subscribes for _____________ common shares in the capital stock of BONTAN CORPORATION  INC.  (BONTAN) referred to in the warrant certificate surrendered herewith according to the conditions thereof and herewith makes payment by cash or certified cheque of $_____________US Funds being the purchase price in full for the said shares.

The undersigned hereby reconfirms to BONTAN as true and correct all of the undersigned's representations and warranties set forth in the undersigned's Private Placement Subscription Agreement dated _______, 2006, with respect to the common shares of BONTAN for which the undersigned is subscribing.

Please issue a certificate for the shares being purchased as follows in the name of the undersigned:

NAME:

WARRANT HOLDER

(PLEASE PRINT)

ADDRESS:

 ___________________________

Please deliver a warrant certificate in respect of the common shares referred to in the warrant certificate surrendered herewith but not presently subscribed for, to the undersigned.

DATED this

day of

, ______

Per:_________________________

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